                                 SCHEDULE 14A
                                (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a)  of the Securities
                Exchange Act of 1934 (Amendment No. N/A)

Filed by the registrant  XX

Filed by a party other than the registrant

Check the appropriate box:

XX  Preliminary proxy statement

      Definitive proxy statement

      Definitive additional materials

      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                (Name of Registrant as Specified in Its Charter)

                TERRY L. YOUNG ON BEHALF OF THE BOARD OF DIRECTORS
                     (Name of Person(s) Filing Proxy Statement)

Payment of filing fee  (Check the appropriate box):

     XX  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).

           $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

            Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:____________________________

        (2) Aggregate number of securities to which transactions applies:__________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________________________________
        ____________________________________________

        (4)   Proposed maximum aggregate value of transaction:_________________

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:         N/A
     (2)  Form, schedule or registration statement no:     N/A
     (3)  Filing party:      N/A
     (4)  Date filed:    N/A

                        AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                   ________________

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   ________________

The annual meeting of the shareholders of American Absorbents Natural Products, Inc., a Utah Corporation, will be held, in accordance with the bylaws of the Company, at its offices at 3800 Hudson Bend Road, Suite #300, Austin, Texas, on Wednesday, June 11, 1997, at 10:00 A.M. Central Standard Time for the following purposes:

               1.   To elect three directors;

               2. To receive the reports of officers (without taking any action thereon);

               3. To ratify and approve the appointment of Orton & Company as independent certified public accountants for the Company;

               4. To ratify and approve transactions with Austin Young, Inc. including the borrowing of working capital funds, use of assets as collateral, and office/equipment leases; and,

               5. To transact such other business as may properly come before the meeting.

Only holders of common stock of record on the books of the company at the close of business on March 31, 1997, will be entitled to notice of and to vote at the annual meeting of shareholders and any adjournment or adjournments or postponement or postponements thereof. A list of shareholders entitled to vote at the annual meeting of shareholders will be kept on file at the offices of the Company at least ten days prior to the annual meeting of shareholders and may be reviewed by any shareholder during regular business hours.

The enclosed proxy, which is being solicited on behalf of the Board of Directors of the Company, should be completed, dated, signed and returned promptly to assure that your vote will be included.

YOU MAY, OF COURSE, CHOOSE TO REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THIS PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING OF SHAREHOLDERS, AND PERSONALLY CAST YOUR VOTES.




                                        David W. Redding, President

Austin, Texas
April 25, 1997

                AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                     3800 Hudson Bend Road, Suite #300
                            Austin, Texas 78734
                                ____________

                              PROXY STATEMENT
                                ____________

                       SOLICITATION AND REVOCATION OF PROXY

The accompanying proxy is being furnished to holders of Common Stock ($0.001 par value), of American Absorbents Natural Products, Inc., a Utah corporation, and is solicited by the Board of Directors of the Company for use at the annual meeting of the shareholders to be held at 3800 Hudson Bend Road, Suite #300, Austin, Texas on June 11, 1997, at 10:00 A.M. (local time), and any postponements or adjournments thereof.

The expenses of preparing, assembling, printing and mailing the proxy statement and material used in the solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mails, but officers, directors and regular employees of the Company may solicit proxies personally or by telephone or mail.

Any shareholder executing a proxy retains the right to revoke it by giving written notice dated after the date of the proxy and before the proxy is counted at the annual meeting of shareholders, to the Secretary of the Company, by duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company, or by attending the annual meeting of shareholders and voting in person. Any written notice revoking a proxy should be sent to the offices of the Company at the address listed above.

All shares represented at the annual meeting of shareholders by properly executed proxies received prior to or at the annual meeting of shareholders, unless such proxies previously have been revoked, will be voted at the annual meeting of shareholders in accordance with the instructions on the proxies. If no instructions are indicated, proxies will be voted for each nominee and for each item set forth in the Proxy. If any other matters are properly presented to the annual meeting of shareholders for action, the persons named on the enclosed form or forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The Board of Directors has fixed the close of business on March 31, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting of shareholders. As of the record date, there were 5,499,300 shares of common stock ($0.001 par value) of the Company outstanding. Holders of record of common stock on the record date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the annual meeting of shareholders.

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting of shareholders.

The approval of at least a majority of those shares of common stock voted at the annual meeting of shareholders for each nominee and for each item set forth in the notice of annual meeting of shareholders will be required to elect the nominees and to approve such matters.

Copies of this proxy statement and enclosed proxy card were filed with the Washington, D.C. office of the Securities & Exchange Commission a minimum of ten days prior to them being sent to shareholders on approximately May 10,1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR THE NOMINEES AND MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING OF SHAREHOLDERS.


                                ELECTION OF DIRECTORS

The Board of Directors has nominated three persons to be elected at the annual meeting of shareholders, each to serve until the next annual meeting of shareholders and until their successor is elected and qualified. To be elected, a director must receive the votes of a majority of the shares present at the meeting by proxy or in person, provided that a majority of all shares are present at the meeting by proxy or in person. Shares represented by the proxies solicited by the Board of Directors will be voted (unless otherwise directed) in favor of the election as directors of the persons named below. The bylaws of the Company provide for a maximum of nine directors to be elected by the holders of the common stock. During the past several fiscal years, Board operations have operated smoothly with fewer directors. The enclosed proxy cannot be voted for a greater number of persons than the number of nominees named. All of the nominees for election as directors are presently directors.

Each nominee has agreed to serve as a director of the Company if elected. However, in the unexpected event of the refusal or inability of any nominee for director to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, or the Board may be reduced accordingly.

The following information concerning the principal occupation of each nominee during the past five years and certain other information have been furnished to the Company by each nominee for director:







                                                                Served as
                                                                Director
               Name                    Age                      Since

               Terry L. Young          50                       1990
               David W. Redding        48                       1993
               William C. Branch       44                       1995


Terry L. Young became a director of the Company in 1990. He has served as Chairman of the Board of Directors of the Company from 1991 to present. Mr. Young has also served as President of the Company from August 1990 until May 1991, and from June 1992 to December 1993. Mr. Young has been the Chief Executive Officer of the Company since 1990. He is also President and a director of Austin-Young, Inc., the parent of the Company, and is Chairman and Chief Executive Officer of American Absorbents, Inc., the wholly owned subsidiary of the Company. He served in the United States Military from 1968 to 1971 when he received an honorable discharge. Mr. Young received an associate degree in business from San Antonio College in 1967 and attended the University of Texas at Austin for two years. Age 50.

David W. Redding became a director of the Company in 1993. He has served as Chief Financial Officer, Executive Vice President and Treasurer of the Company since November 1993. He has also served as Assistant Secretary of the Company since December, 1994, and as President of the Company since February, 1997. Mr. Redding is also Chief Financial Officer, Treasurer, Secretary and a Director of American Absorbents, Inc., the wholly owned subsidiary of the
Company.    From May 1988 until November 1993, he was self-employed providing tax, management and financial services. From November 1978 until May 1988 he was Chief Financial Officer, Executive Vice President, Secretary, Director and a member of the Executive Committee of ASK Corporation, a publicly held, NASDAQ listed company engaged in manufacturing and marketing of alternative energy equipment in the emerging solar energy industry. He was nominated for and accepted for inclusion in Who's Who Worldwide in Business in 1993. He received a bachelors degree in business and accounting from the University of Texas at Austin in 1974. Age 48.

William C. Branch became a director of the Company in June, 1995. He was President and Chief Executive Officer of Charles P. Davis Hardware, Inc. from 19 78 until 1982 when the business was sold to Handyman, Inc. in San Diego, California. Following a period of retirement, he became the Chairman of the Board and President of Branch International, Inc., operating Branch Travel and has served in that capacity from 1985 until present. Mr. Branch attended and received an AA degree from Marion Military Institute, Marion, Alabama, in
1973. He received a B.S. degree in International Business from The American College, Leysin, Switzerland, in 1977. After that, he pursued graduate studies in International Business at the International Business Institute in Switzerland. Mr. Branch spends less than 10% of his time involved with Company business. Age 44.

There are no known arrangements or understandings between any of the foregoing individuals and any other person pursuant to which they were elected as a director or as a nominee.

The Company has no audit, nominating, or compensation committees. The present Board of Directors met seven times during the fiscal year ended January 31, 1997. All incumbent directors attended at least 75% or more of the total number of meetings of the Board of Directors during the last fiscal year or for such shorter period that they served as a director.


                            EXECUTIVE COMPENSATION

The following table sets forth the aggregate executive compensation paid by the Company for services to the Company as to each officer of the Company whose compensation exceeded $100,000, and as to the aggregate of all officers as a group:



                      Annual Compensation (1)          Long-Term Compensation
                                                    Awards           Payouts

                                      Other     Restricted              All
Name and Principal                    Annual    Stock   Options  LTIP   Other
Positions         Year  Salary  Bonus Compens-  Awards  SAR's   Payouts Compens-
                                      ation                              ation
Terry L. Young    1994     0   $1,800   0          0   1,000,000    0      0
CEO
                  1995     0   $5,000   0          0         0      0      0
                  1996     0       0    0          0         0      0      0
                  1997     0   $7,000   0      59,473        0      0      0

All Officers as
a Group (4
persons)          1994  $34,390    0    0          0         0      0      0
(4 persons)       1995  $85,500 $5,000  0          0         0      0      0
(3 persons)       1996  $44,714 $1,000  0          0         0      0      0
(3 persons)       1997  $64,800 $7,000  0          0    112,202     0      0


1) Excludes the value of personal use of Company office facilities and certain other personal benefits. The value of such personal benefits cannot be specifically or precisely ascertained without unreasonable effort. After reasonable inquiry, however, the Company believes that the aggregage annual amount of such personal benefit does not exceed $50,000 per person or 10% of the total annual salary and bonus for the named executive officer or officers as a group.

2) In 1993, 1,000,000 options were issued to Austin Young, Inc., a company controlled by Mr. Young and are exercisable at $3.00 per share at any time prior to February 1, 1998. The exercise price represents the market price of the common stock on February 1, 1993, the date of grant. The options represent all of the outstanding options granted by the Company. On June 16, 1993, Austin Young, Inc. exercised its option to acquire 12,000 shares. The market price of the common stock on such date was $4.00 per share. No options have been exercised since that date. (See "Certain Relationships and Related Transactions")

Neither the Company hor its wholly owned subsidiary has a written employment contract with any of its officers. All of the officers, with the exception of Mr. Young, are paid a regular monthly salary by the Company.

Under Utah law the Company is entitled to pay compensation to its directors, unless the articles or bylaws provide otherwise. The Company has not adopted a policy of compensating its directors, and neither the Articles of Incorporation, as amended, nor the current bylaws prohbit such payments. The Company may implement a compensation plan or a stock option plan to compensate its directors at some point in the future.

                                1995 STOCK OPTION PLAN

The Company does not have any pension, retirement, deferred compensation, or similar plan for its officers or employees. The Company does have an incentive stock plan for its officers, employees and persons who perform substantial services for the Company. The Company's 1995 Stock Option Plan which replaced the 1993 Stock Option Plan (under which no options were granted) authorizes the grant of stock options with respect to up to 1,000,000 shares of the common stock and, accordingly, 1,000,000 shares of authorized but unissued stock have been set aside by the Board of Directors for issuance subject to options granted under the 1995 Stock Option Plan. All employees (including executive officers and directors) of the Company, and its subsidiary, together with other persons who perform substantial services for or on behalf of the Company, are eligible to receive options under the 1995 Stock Option Plan is administered by the Board of Directors. The term of the 1995 Stock Option Plan is for a period of five years from the date of the plan. Options granted under the Plan are granted at the market "bid" price of the common stock at the time of issuance and may be exercised by the optionee for a period of seven years from the date of grant. No options have been granted under the 1995 Stock Option Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Austin Young, Inc., the parent company of the Company, beneficially owns 3,069,789 shares, or approximately 55.82% of the outstanding common stock at March 31, 1997, excluding options granted to Austin Young, Inc. to purchase an additional 988,000 shares of common stock. Austin Young, Inc. is controlled by Terry L. Young, the Chairman, Chief Executive Officer and controlling shareholder of the Company. Mr. Young beneficially owns 3,069,789 shares or approximately 55.82% of the outstanding stock of the Company at March 31, 1997, which amount includes the shares owned by Austin Young, Inc. as described above.

On October 8, 1993, the Company entered into a Commercial Earnest Money Contract with Cassidy Consolidated Properties, Inc., a corporation controlled by the former spouse of Terry L. Young. The purchase price of the building purchased pursuant to the contract was $180,000, paid by the issuance of 6,000 shares of common sotck and a ote payable of $150,00 at the rate of $1,500 per month. The building was acquired by the seller in 1992 for $150,000. In August 1996, this mortgage was paid off and refinanced at a bank using collaterla of Austin Young, Inc. as security and granting Austin Young, Inc. a security interest in the warehouse facility.

In February 1992, the Company issued stock to the shareholders of American Absorbents, Inc. in return for all of the outstanding shares of such company. Terry L. Young received 290,000 shares of approximately 41% of the shares of common stock issued in such transaction. Mr. Young received 200,000 of the 290,000 shares for services rendered in founding the subsidiary of the Company; the remaining shares were also issued for services rendered to the Company.

On May 13, 1991, 3,380,000 (pre-split) shares were purchased by the Company from Austin Young, Inc. for $65,000 and canceled. The Company agreed that Austin Young, Inc. would have the right to repurchase these shares for the same price at any time up to June 1, 1993. On July 15, 1992, the Company issued 3,380,000 (post-split) shares to Austin Young, Inc. for debt relief of $65,000.

In February, 1993, the Company issued to Austin Young, Inc. a five-year option to purchase up to 1,000,000 shares of common stock at an exercise price of $3.00 per share. As of the date of this Proxy Statement, Austin Young, Inc. had exercised its option to purchase 12,000 shares.

Austin Young, Inc. furnishes, at a cost of $1,900 per month to the Company, the office space and certain equipment currently used by the Company. Austin Young, Inc. also pays the salary of Terry L. Young who devotes time and effort to the business of the Company.

During the two fiscal years ended January 31, 1997 and 1996, the Company received working capital funds from Austin Young, Inc. At March 31, 1997, the Company owed Austin Young, Inc. approximately $204,674.81 including accrued interest.


                                CHANGE IN CONTROL

There are no arrangements known to management the effect of which would result in a change of control of the Company, nor has such a change of control occurred during the fiscal year ended January 31, 1997.




                        RATIFICATION AND APPROVAL OF THE
                          APPOINTMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected Orton & Company, Salt Lake City, Utah, to serve as independent auditors of the Company for the year ending January 31, 1998, subject to approval by the shareholders. Such firm is familiar with the books and records of the Company having audited such books and records for the years ended January 31, 1997, 1996 and 1995. The Company has been advised by Orton & Company that neither that firm nor any of its partners or associates has any relationship or connection, financial or otherwise, with the Company or any affiliate of the Company other than the usual relationship that exists between independent certified public accountants and clients.

                        SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by the following persons concerning the common stock ($0.001 par value) ownership as of March 31, 1997, of (i) each person who is known to the Company to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and nominees for director; and, (iii) all directors, nominees for director and officers of the Company as a group:



Name and Address         Number of Shares    Common Stock Subject   Percent of
of Beneficial Owner      of Common Stock     to Options or Warrants Class

Austin Young, Inc.       3,069,789           988,000                62.55**
3800 Hudson Bend Rd.
Austin, Tx. 78734

Terry L. Young           3,069,789           988,000                62.55
3800 Hudson Bend Rd.
Austin, TX  78734

David W. Redding           248,931                 0                 4.53
3800 Hudson Bend Rd.
Austin, TX  78734

William C. Branch          145,944                 0                 2.65
3800 Hudson Bend Rd.
Austin, TX  78734

Kimberly A. Love           8,423                   0                 0.15
3800 Hudson Bend Rd.
Austin, TX  78734

Officers, Directors and
Nominees for Director
as a group (4 persons)   3,473,087           988,000                68.77

1) Unless otherwise indicated, the second column reflects amounts as to which the beneficial listed in the first column has sole voting power and sole investment power.
2) The total number of shares of common stock outstanding as of March 31, 1997, was 5,499,300. As of such date, Austin Young, Inc. had the right to acquire 988,000 shares of common stock through the exercise of an option granted to it by the Company. Such shares, which are not currently outstanding but which are subject to such option, are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by Austin Young, Inc., Terry L. Young and the executive officers and directors as a group, but shall not be deemed outstanding for the purpose of computing the percentage of the common stock owned by any other person.
3) Austin Young, Inc. is approximately 90% controlled by Terry L. Young, its Chairman and CEO. Mr. Young is a director, officer and a 55.82% controlling shareholder of the Company through his control position in Austin Young, Inc. Of the shares set forth above, 47,000 are held in brokerage accounts in the name of Austin Young, Inc.
4) Of the shares set forth above for Terry L. Young, 2,923,091 are owned of record by Austin Young, Inc., a corporation controlled by Mr. Young; 988,000 represent options granted to Austin Young, Inc.; 47,000 are held in brokerage accounts in the name of Austin Young, Inc.; 75,598 are held in the name of

Mr. Young; 3,500 are owned of record by the spouse of Mr. Young; and, 20,600 are owned of record by the children of Mr. Young.
5) Of the shares set forth above for David W. Redding, 248,431 are held in the name of David W. Redding and 500 are owned of record by the spouse of Mr. Redding.
6) Of the shares set forth above for William C. Branch, 119,471 are owned of record by Mr. Branch, 7,500 are owned of record by Mr. Branch as custodian for the Charles P. Davis Trust and 26,423 are held of record by Mr. Branch as custodian for family members.

**Mr. Young and Austin Young, Inc. currently have no plans to exercise the option that it holds for 988,000 shares. If said option is not exercised by Mr. Young and Austin Young, Inc., the percentage of their beneficial ownership would decline from 62.55% to 55.82% relative to the currently outstanding shares and the percentage of beneficial ownership of the officers and directors as a group would decline from 68.77% to 63.16% relative to the currently outstanding shares.




           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FY-END OPTION/SAR VALUES
                                                           Value of
                                            Number of         Unexercised
                                            Unexercised      in-the-Money
                  Shares                    Options/SARs      Options/SARs
                 Acquired                   at FY-End(#)      at FY-End ($)
                    on        Value         Exercisable/      Exercisable/
Name             Exercise    Realized       Unexercisable     Unexercisable
                (#)
Terry L. Young        0         0             988,000 E             0



                RATIFICATION AND APPROVAL OF THE BORROWING OF
 WORKING CAPITAL FUNDS, USE OF COLLATERAL AND OFFICE/EQUIPMENT LEASES FROM
                               AUSTIN, YOUNG, INC.

From time to time during the last two fiscal years ending January 31, 1997 and 1996, the Company has been advanced working capital funds from Austin Young, Inc. At March 31, 1997, the total amount of these advances, including advances made in previous years, to the Company was approximately $204,674.81 including accrued interest. Such amount is evidenced by a demand promissory note bearing interest at 7% per annum. Management of the Company believes that the terms of the note are fair to the Company. In addition, the Company has used collateral of Austin Young, Inc. to secure bank financing on the warehouse facility in Austin, Texas and has in turn given Austin Young, Inc. a security interest in the warehouse facility for the use of Austin Young, Inc.'s assets as collateral. The Company also leases office space and equipment from Austin Young, Inc. at a rate of $1,900 per month. However, because none of the directors at such time that these transactions were made was a disinterested party , the transactions may be subject to challenge by the shareholders.

Section 16-10a-851 of the Utah Revised Business Corporation Act provides that no such conflicting interest transactions may be enjoined, be set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, if the shareholders holding qualified shares approve the transactions at any time, provided that the shareholders holding a majority of such qualified shares are present at a duly held meeting and a majority of such qualified shares present at the meeting vote in favor of the transactions. For purposes of this section, the term "qualified shares" means those shares otherwise entitled to vote on the transactions, except shares owned or controlled by a director who has a conflicting interest respecting the transactions, or by a related person of that director (see "Security Ownership of Certain Beneficial Owners and Management"). There are approximately 2,026,213 common shares qualified to vote on this proposal. In addition, the transactions may not be enjoined, be set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, if the transactions, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.

Therefore, the Board of Directors is seeking ratification and approval of the above described transactions at the annual meeting of shareholders by persons holding qualified shares. If fewer than a majority of the persons holding qualified shares are present at the annual meeting of shareholders, or if fewer than a majority of such qualified shares are voted for ratification and approval of such transactions, the transactions may be challenged under the section set forth above. Notwithstanding a failure by the shareholders to ratify and approve the transactions, the Board of Directors believes that under the circumstances at the time of such transactions with Austin Young, Inc., such transactions were fair to the Company and does not intend to seek rescission of the granting of loans, use of collateral or lease agreements by Austin Young, Inc. to the Company.




                                LEGAL PROCEEDINGS

Neither the Company, any of its properties, nor its subsidiary is a party to any material pending legal proceeding or government actions, including any material bankruptcy, receivership, or similar proceedings. Management of the Company does not believe that there are any material proceedings to which any director, officer or affiliate of the Company or its subsidiary, any owner of record, beneficially, of more than 5 percent of the common stock of the Company, or any associate of any such director, officer, or affiliate of the Company, or security holder is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its Subsidiary.




                                FINANCIAL STATEMENT

The audited financial statements of the Company for the years ended January 31, 1997 and 1996 are included with this proxy statement.




                                SHAREHOLDER PROPOSALS
                        1998 ANNUAL MEETING OF SHAREHOLDERS

The next annual meeting of shareholders of the Company is presently scheduled for June 10, 1998. Proposals of shareholders intended to be presented at such meeting must be received by the Secretary of the Company at the offices of the Company at the address listed above no later than January 31, 1998.

                                OTHER BUSINESS

As of the date of this Proxy Statement, The Board of Directors knows of no other matters to be presented for action at the annual meeting of shareholders. If other matters are properly presented, the person named in the proxy intends to vote in accordance with their best judgment on such matters.


        By Order of the Board of Directors




         _______________________________

         Terry L. Young, Chairman of the Board


Austin, Texas
April 25, 1997

                AMERICAN ABSORBENTS NATURAL PRODUCTS, INC
       3800 Hudson Bend Road, ste. #300      AUSTIN, TX. 78734

                               proxy

this proxy is solicited on behalf of the board of directors
The undersigned hereby appoints Terry L. Young as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of American Absorbents
Natural Products. Inc. held on record by the undersigned on March 31, 1997, at the annual meeting of shareholders to be held on June 11, 1997, or any postponements or adjournments thereof.
--------------------------------------------------------------------------------
1.   ELECTION OF DIRECTORS               FOR all nominees listed below
                                 (except as marked to the contrary below)
                                             WITHHOLD AUTHORITY
                                     to vote for all nominees listed below

       (Instruction:   To withhold authority to vote for any individual
                       nominee, strike a line through the nominee's name in the list below.)

TERRY L. YOUNG;   DAVID W. REDDING;  WILLIAM C. BRANCH

2. Proposal to ratify and approve the appointment of Orton & Company as independent certified public accountants for the Company for the year ending January 31, 1998.

                  FOR             AGAINST                       ABSTAIN

3.   Proposal to ratify and approve the transactions with Austin Young, Inc.

                  FOR             AGAINST                      ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

When shares are held by joint tenants, both should sign. Dated___________,1997 When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a ____________________
corporation, please sign in full corporate name by         Signature
President or other authorized officer.  If a partnership,  _____________________
please sign in partnership name by authorized person.      Signature if jointly
                                                           held

                         NUMBER OF SHARES_____________________

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.